As filed with the Securities and Exchange Commission on January 23, 2002
                                                    Registration No.  333-______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            WASHINGTON FEDERAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          WASHINGTON                                       91-16661606
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)

                                 425 PIKE STREET
                            SEATTLE, WASHINGTON 98101
          (Address of Principal Executive Offices, Including Zip Code)

                          2001 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                ROY M. WHITEHEAD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            WASHINGTON FEDERAL, INC.
                                 425 PIKE STREET
                            SEATTLE, WASHINGTON 98101
                     (Name and Address of Agent for Service)

                                 (206) 624-7936
          (Telephone Number, Including Area Code, of Agent for Service)
                                  ------------

                                    COPY TO:

                              JEFFREY D. HAAS, ESQ.
                              NORMAN B. ANTIN, ESQ.
                            KELLEY DRYE & WARREN LLP
                     8000 TOWERS CRESCENT DRIVE, SUITE 1200
                             VIENNA, VIRGINIA 22182
                                 (703) 918-2300
                                  -------------

                         CALCULATION OF REGISTRATION FEE


====================== ========== ================ ================ ============
                                                   PROPOSED MAXIMUM
                         AMOUNT   PROPOSED MAXIMUM    AGGREGATE       AMOUNT OF
TITLE OF SECURITIES       TO BE    OFFERING PRICE  OFFERING PRICE   REGISTRATION
  TO BE REGISTERED     REGISTERED   PER SHARE (1)         (1)            FEE
---------------------- ---------- ---------------- ---------------- ------------
Common Stock,
par value $1.00 per    2,800,000
share                  shares (2)     $26.875       $75,250,000.00     $6,923.00
====================== ========== ================ ================= ===========

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices on January 18, 2002, as reported by the Nasdaq National Market.

(2) Together with an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 2001 Long-Term Incentive Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed with the Securities and Exchange Commission (the "Commission") by Washington Federal, Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2001; and

               (b) The description of the Registrant's common stock, $1.00 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-B, as filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 26, 1995, and any amendment or report filed for the purpose of updating such description.

               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed with the Commission. Any statement incorporated by reference herein shall also be deemed to be modified or superseded for the purposes of this Registration Statement and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement or any such amendment or supplement.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Registrant's Bylaws provide that each person who was, or is, threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he is or was a director, officer or employee of the Registrant or, that being or having been such a director, officer or an employee of the Registrant, he is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an "indemnitee"), shall be indemnified and held harmless by the Registrant against all expense, liability and loss actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. No indemnification shall be provided to any indemnitee, however, for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of the provision of the Washington Business Corporation Act dealing with distributions to shareholders, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the Registrant is otherwise prohibited by applicable law from paying such indemnification.

               The rights of indemnification provided in the Registrant's Bylaws are not exclusive of any other rights that may be available under the Registrant's Bylaws, any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise. In addition, the Registrant's Bylaws authorize the Registrant to maintain insurance on behalf of any person who is or was a director, officer or employee of the Registrant, whether or not the Registrant would have the power to provide indemnification to such person. By action of its Board, the Registrant may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers and directors, for securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions in its Bylaws regarding indemnification.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.        EXHIBITS.


  EXHIBIT NO.                                       DESCRIPTION
  ----------                                        -----------
      4.1         Articles of Incorporation of the Registrant. (1)

      4.2         Bylaws of the Registrant. (1)

      5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered. (2)

      23.1        Consent of Deloitte & Touche LLP. (2)

      23.2 Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1 hereto). (2)

      24.1 Power of Attorney (included in the signature page of this Registration Statement). (2)

      99.1        2001 Long-Term Incentive Plan. (2)

---------------------
(1) Incorporated by reference to the Registrant's Registration Statement on Form 8-B filed with the Commission on January 26, 1995.

(2)     Filed herewith.


ITEM 9.        UNDERTAKINGS.

               (a)    The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Washington, on January 23, 2002.


                                        WASHINGTON FEDERAL, INC.



                                        By:/S/ Roy M. Whitehead
                                           -------------------------------------
                                           Roy M. Whitehead
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below, hereby makes, constitutes and appoints Roy M. Whitehead his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

SIGNATURE                            TITLE                        DATE
---------                            -----                        ----

/S/ Kermit O. Hanson            Director                     January 23, 2002
--------------------------
Kermit O. Hanson


/S/ W. Alden Harris             Director                     January 23, 2002
--------------------------
W. Alden Harris


/S/ Anna C. Johnson             Director                     January 23, 2002
--------------------------
Anna C. Johnson


/S/ John F. Clearman            Director                     January 23, 2002
--------------------------
John F. Clearman


/S/ H. Dennis Halvorson         Director                     January 23, 2002
--------------------------
H. Dennis Halvorson


/S/ Guy C. Pinkerton            Chairman                     January 23, 2002
--------------------------
Guy C. Pinkerton


/S/ Richard C. Reed             Director                     January 23, 2002
--------------------------
Richard C. Reed

SIGNATURE                            TITLE                        DATE
---------                            -----                        ----

/S/ Charles R. Richmond         Director                      January 23, 2002
--------------------------
Charles R. Richmond


/S/ Roy M. Whitehead            President, Chief Executive    January 23, 2002
--------------------------      Officer and Director
Roy M. Whitehead                (principal executive
                                officer)


/S/ Ronald L. Saper             Executive Vice President      January 23, 2002
--------------------------      and Chief Financial
Ronald L. Saper                 Officer, (principal
                                financial officer)


/S/ Brent J. Beardahl           Controller (principal         January 23, 2002
--------------------------      accounting officer)
Brent J. Beardahl

                                  EXHIBIT INDEX

  EXHIBIT NO.                                       DESCRIPTION
  -----------                                       -----------

      4.1         Articles of Incorporation of the Registrant. (1)

      4.2         Bylaws of the Registrant. (1)

      5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered. (2)

      23.1        Consent of Deloitte & Touche LLP. (2)

      23.2 Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1 hereto). (2)

      24.1 Power of Attorney (included in the signature page of this Registration Statement). (2)

      99.1        2001 Long-Term Incentive Plan. (2)

---------------------
(1) Incorporated by reference to the Registrant's Registration Statement on Form 8-B filed with the Commission on January 26, 1995.

(2)     Filed herewith.